INDEPENDENT AUDITORS' CONSENT
                          -----------------------------


The Board of Directors
Cytogen Corporation:

We consent to the use of our report dated February 26, 2004, which report is based in part on a report of other auditors, with respect to the consolidated balance sheets of Cytogen Corporation and subsidiaries as of December 31, 2003 and 2002 and the related consolidated statements of operations, stockholders' equity and comprehensive loss, and cash flows for each of the years in the two-year period ended December 31, 2003, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

Our report refers to our audit of the adjustments that were applied to restate the 2001 consolidated financial statements as more fully described in Note 1 to the consolidated financial statements. However, we were not engaged to and did not audit, review, or apply any procedures to the 2001 consolidated financial statements other than with respect to such adjustments.

                                                     /s/ KPMG LLP

Princeton, New Jersey
November 2, 2004